                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 2001 (except for Note 12, as to which the date is March 15, 2001) included in Station Casinos, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

Las Vegas, Nevada
April 12, 2001